Registration No. 333--_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

-----------------------

Diversified Restaurant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	03-0606420
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
of incorporation or organization)

27680 Franklin Road, Southfield, Michigan 48034
(Address of Principal Executive Offices)  (Zip Code)

Diversified Restaurant Holdings, Inc.
Stock Incentive Plan of 2011

Diversified Restaurant Holdings, Inc.
Employee Stock Discount Purchase Plan
(Full title of the plans)

T. MICHAEL ANSLEY, PRESIDENT
Diversified Restaurant Holdings, Inc.
27680 Franklin Road, Southfield, Michigan 48034
(Name and address of agent for service)

(248) 223-9160
Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock (Stock Incentive Plan of 2011)	750,000 Shares	$2.95	$2,212,500	$256.87
Common Stock (Employee Stock Discount Purchase Plan)	250,000 Shares	$2.95	$737,500	$85.62

(1)           In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may be offered or issued to adjust for an increase in the number of issued shares by reason of any stock dividend, stock split, recapitalization or other general distribution of common stock or other securities to holders of common stock.

(2)           Estimated pursuant to Rule 457(h) and (c) solely for purposes of calculating the registration fee, based upon the average of the bid and asked price of common stock on Wednesday, June 22, 2011, as reported on the OTC Bulletin Board.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS
Item 1.                    Plan Information.*

Item 2.                    Registrant Information and Employee Plan Annual Information.*

*As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).  Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

Diversified Restaurant Holdings, Inc. (the "Company") incorporates by reference in this registration statement the following documents previously filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a)           The Company's annual report on Form 10-K for the year ended December 26, 2010, as amended.

(b)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)           The description of the Company's common stock contained in the Company's registration statement on Form 8-A filed with the Commission under the Exchange Act on February 4, 2009, including any amendments or reports filed for the purpose of updating the description.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.

Any statements contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                    Description of Securities.

Not Applicable.

Item 5.                    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                    Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or "NRS," provides that, except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  Section 78.138 further provides that the articles of incorporation or an amendment thereto, may provide for greater individual liability.  The Company’s articles of incorporation do not contain any provision that would expand the individual liability of the Company’s officers and directors beyond that prescribed by Section 78.138.

Pursuant to the Company's Bylaws, the Company shall indemnify each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under the NRS or any successor law or laws.

Section 78.7502(1) of the NRS permits a corporation to indemnify any director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation), against expenses, judgments, fines, settlements, and other amounts incurred in connection with the proceeding  so long as that person (a) is not liable for a breach of duty of good faith or loyalty to the corporation pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 78.7502(2) of the NRS permits indemnification against expenses actually and reasonably incurred in connection with the defense or settlement of an action by or in the right of the corporation to obtain a judgment in its favor, provided that a corporation may not provide indemnification for any: (a) claim, issue or matter for which the person has been found liable to the corporation; or (b) amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for the expenses.

Further, Section 78.7502(3) of the NRS provides that a corporation must indemnify directors, officers, employees and agents against expenses actually and reasonably incurred to the extent the person was successful on the merits in defending a proceeding under Section 78.7502(1) or (2).

Section 78.751 provides that determination of discretionary indemnification must be made by (a) the stockholders; (b) the board of directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.752 of the NRS provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

The other financial arrangements made by the corporation may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and (d) the establishment of a letter of credit, guaranty or surety.  These financial arrangements may not provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.                    Exemption from Registration Claimed.

Not Applicable.

Item 8.                    Exhibits.

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit
4.1
Articles of Incorporation (filed as an exhibit to the Company's Registration Statement on Form SB-2, as filed with the Commission on August 10, 2007, as amended, and incorporated herein by this reference).

4.2	Bylaws (filed as an exhibit to the Company's Registration Statement on Form SB-2, as filed with the Commission on August 10, 2007, as amended, and incorporated herein by this reference).
4.3
Specimen Common Stock Certificate (filed as an exhibit to the Company's Registration Statement on Form SB-2, as filed with the Commission on August 10, 2007, as amended, and incorporated herein by this reference).

4.4	Stock Incentive Plan of 2011
4.5	Employee Stock Discount Purchase Plan
4.6	Form of Restricted Stock Award Agreement for restricted stock granted under the Stock Incentive Plan of 2011
5	Opinion of Counsel, Dickinson Wright PLLC
23.1	Consent of Silberstein Ungar, PLLC
23.2	Consent of Dickinson Wright PLLC is included in Exhibit 5
24	Power of Attorney is included on the signature pages of the registration statement

Item 9.                    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield and the State of Michigan on June 24, 2011.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

By:	/s/ T. Michael Ansley
T. Michael Ansley President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints T. Michael Ansley and David G. Burke, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 24, 2011.

Signature	Title	Date

/s/ T. Michael Ansley	Chairman, President, Chief Executive Officer	June 24, 2011
T. Michael Ansley	(Principal Executive Officer)

/s/ David G. Burke	Director, Chief Financial Officer, Treasurer	June 24, 2011
David G. Burke	(Principal Financial and Accounting Officer)

/s/ Jay Alan Dusenberry	Director, Secretary	June 24, 2011
Jay Alan Dusenberry

/s/ Philip Friedman	Director	June 24, 2011
Philip Friedman

/s/ David Ligotti	Director	June 24, 2011
David Ligotti

/s/ Joseph M. Nowicki	Director	June 24, 2011
Joseph M. Nowicki

/s/ Gregory J. Stevens	Director	June 24, 2011
Gregory J. Stevens

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Articles of Incorporation (filed as an exhibit to the Company's Registration Statement on Form SB-2, as filed with the Commission on August 10, 2007, as amended, and incorporated herein by this reference).

4.2	Bylaws (filed as an exhibit to the Company's Registration Statement on Form SB-2, as filed with the Commission on August 10, 2007, as amended, and incorporated herein by this reference).
4.3
Specimen Common Stock Certificate (filed as an exhibit to the Company's Registration Statement on Form SB-2, as filed with the Commission on August 10, 2007, as amended, and incorporated herein by this reference).

4.4	Stock Incentive Plan of 2011
4.5	Employee Stock Discount Purchase Plan
4.6	Form of Restricted Stock Award Agreement for restricted stock granted under the Stock Incentive Plan of 2011
5	Opinion of Counsel, Dickinson Wright PLLC
23.1	Consent of Silberstein Ungar, PLLC
23.2	Consent of Dickinson Wright PLLC is included in Exhibit 5
24	Power of Attorney is included on the signature pages of the registration statement